                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                        UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: August 25, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                                    0-22810
                            (Commission File Number)

                                   03-0311630
                       (IRS Employer Identification No.)

         1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054
                    (Address of Principal Executive Offices)

                                 (856) 778-2300
                        (Registrant's Telephone Number)

Item 2.  Acquisition of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc.

       On August 25, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), acquired all of the outstanding stock of 50's Classic Car Wash of Lubbock, Inc. (50's Classic) and CRCD, Inc. (collectively the "Companies") pursuant to the terms of a Stock Exchange Agreement dated August 13, 1999, by and between the Registrant on one hand, and Joe Crawford, Ron Clark, Robert Duggan, Jr., and First National Bank or Abilene, as Trustee of the Wayne B. Ramsey, Jr., and Mira Marie Ramsey Family Trust No. 2 (the "Sellers") on the other hand. . Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the outstanding shares of stock of the Sellers who are in the business of operating a car wash company at 2808 50th Street, in Lubbock, Texas. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement which is incorporated as Exhibit 2.1.

          At Closing, the Company delivered to Sellers shares of the Company's common stock having a value of $819,364, each share being valued at $8.9375 per share. No cash was paid to the shareholders for the acquisition of the shares of the Companies. The acquisition is to be accounted for using the "pooling of interests" method of accounting.

     At the closing, the Registrant assumed approximately $616,703.47 of outstanding indebtedness of the Companies. The acquisition includes all of the assets and liabilities, including the real estate, to operate the car wash facility. The Registrant intends to continue to use the acquired assets in the business of operating a car wash in Lubbock, Texas.

Item 7.     Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.

     Independent Auditor's Report
     Combined Balance Sheets as of December 31, 1998 and 1997
     Combined Statements of Income for the Two Years Ended December 31, 1998
          and 1997
     Combined Statements of Common Stock and Equity for the Two Years Ended
          December 31, 1998 and 1997
     Combined Statements of Cash Flows for the Two Years Ended December 31,
          1998 and 1997
     Notes to Combined Financial Statements

     Combined Balance Sheets as of June 30, 1999 and June 30, 1998 (Unaudited) Combined Statements of Income for the Six Months Ended June 30, 1999
          and 1998 (Unaudited)
     Combined Statements of  Common Stock and Equity for the Six Months
          Ended June 30, 1999 and 1998 (Unaudited)
     Combined Statements of Cash Flows for the Six Months
          Ended June 30, 1999 and 1998 (Unaudited)
     Selected Notes to Combined Financial Statements (Unaudited)

(b)  Pro Forma Financial information

     Pro forma Consolidated Statement of Operations for the Year Ended
          December 31,1998 (Unaudited)
     Pro forma Consolidated Statement of Operations for the Six Months Ended
          June 30, 1999 (Unaudited)
     Pro forma Consolidated Balance Sheet as of June 30, 1999 (Unaudited)

(c)  Exhibits

*2.1 Stock Exchange Agreement dated as of August 13, 1999, by and between Joe
     Crawford, Ron Clark, Robert Duggan, Jr., and First National Bank of Abilene, as Trustee of the Wayne V. Ramsey, Jr., and Mira Marie Ramsey Family Trust No. 2 on the one hand, and Mace Security International, Inc. on the other hand.

*99  Press Release dated August 31, 1999.

23.1 Consent of D. Williams & Co., P.C.

------------------------------------------------------------------------------
*   Incorporated by reference

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 5, 1999      MACE SECURITY INTERNATIONAL, INC.


                                  By:/s/ Gregory M. Krzemien
                                     -----------------------
                                     Gregory M. Krzemien
                                     Chief Financial Officer and Treasurer

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                               Table of Contents

                                               Page
                                              number
                                              ------

Independent Auditors' Report                      1

Combined Balance Sheets                           2

Combined Statements of Income                     4

Combined Statements of Common Stock and Equity    5

Combined Statements of Cash Flows                 6

Notes to Combined Financial Statements            8


                         * * * * * * * * * * * * * * *

The Board of Directors
50's Classic Car Wash
and CRCD, Inc.


                          Independent Auditors' Report


We have audited the accompanying combined balance sheets of 50's Classic Car Wash and CRCD, Inc. (Companies) as of December 31, 1998 and 1997 and the related combined statements of income, common stock and equity, and cash flows for the years then ended. The combined financial statements include the financial statements of 50's Classic Car Wash and CRCD, Inc., which are related through common ownership and management. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                     /s/ D. Williams & Co., P.C.


September 14, 1999

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                            Combined Balance Sheets

                           December 31, 1998 and 1997



                                     Assets
                                     ------

                                       1998      1997
                                     ---------  -------
Current assets:
  Cash and cash equivalents           $  8,772   10,560
  Accounts receivable                    2,728    4,785
  Prepaid expenses                       7,599    6,174
  Inventories                            7,804   13,105
                                      --------  -------

                                        26,903   34,624
                                      --------  -------

Property, plant and equipment:
  Plant and equipment                  742,945  706,525
  Less:  accumulated depreciation      138,849   98,211
                                      --------  -------

                                       604,096  608,314

  Land                                  95,000   95,000
                                      --------  -------

                                       699,096  703,314
                                      --------  -------

Other assets:
  Deposits                                  50       50
                                      --------  -------

                                      $726,049  737,988
                                      ========  =======


The accompanying notes are an integral part of these financial statements.

                      Liabilities, Common Stock and Equity
                      ------------------------------------

                                           1998       1997
                                         ---------  --------
Current liabilities:
  Accounts payable                        $  6,046    7,949
  Current maturities of notes payable       43,050   39,456
  Accrued expenses                           9,699   17,226
                                          --------  -------

                                            58,795   64,631
                                          --------  -------

Long-term liabilities:
  Notes payable                            583,886  619,649
                                          --------  -------

                                           642,681  684,280
                                          --------  -------

Stockholders' Equity:
  Common Stock                               2,000    2,000
  Additional paid-in capital                78,000   78,000
  Retained earnings (deficit)                3,368  (26,292)
                                          --------  -------

                                            83,368   53,708
                                          --------  -------



                                          $726,049  737,988
                                          ========  =======

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                         Combined Statements of Income

                     Years ended December 31, 1998 and 1997



                                          1998       1997
                                       ----------  --------

Operating revenues:
  Car wash and detail                   $705,191   628,494
  Other services
    Fuel                                  50,219    84,537
    Merchandise                           24,120    22,148
                                        --------   -------

                                         779,530   735,179
                                        --------   -------

Cost of sales:
  Car wash and detail                    336,255   306,988
  Other services
    Fuel                                  44,989    74,006
    Merchandise                           15,046    15,401
                                        --------   -------

                                         396,290   396,395
                                        --------   -------

                                         383,240   338,784
                                        --------   -------

Operating expense:
  Depreciation                            40,638    39,308
  Sales, general and administrative      210,416   193,891
                                        --------   -------

                                         251,054   233,199
                                        --------   -------

          Operating income               132,186   105,585
                                        --------   -------

Other revenue and (expense):
  Interest expense                       (60,917)  (69,181)
  Other income                             5,391     1,104
                                        --------   -------

                                         (55,526)  (68,077)
                                        --------   -------

          Net income                    $ 76,660    37,508
                                        ========   =======


The accompanying notes are an integral part of these financial statements.

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

             Combined Statements of Changes in Stockholders' Equity

                     Years ended December 31, 1998 and 1997



                                         Additional  Retained
                                Common    Paid-in    Earnings
                                 Stock    Capital    (Deficit)   Total
                                -------  ----------  ---------  --------

Balance at January 1, 1997       $2,000      78,000   (53,800)   26,200

  Net income                          -           -    37,508    37,508

  Distribution                        -           -   (10,000)  (10,000)
                                -------  ----------   -------   -------

Balance at December 31, 1997      2,000      78,000   (26,292)   53,708

  Net income                          -           -    76,660    76,660

  Distribution                        -           -   (47,000)  (47,000)
                                -------  ----------   -------   -------

Balance at December 31, 1998     $2,000      78,000     3,368    83,368
                                =======  ==========   =======   =======


The accompanying notes are an integral part of these financial statements.

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                       Combined Statements of Cash Flows

                     Years ended December 31, 1998 and 1997



                                                       1998      1997
                                                    ----------  -------

Cash Flows from Operating Activities:
  Net income (loss)                                  $ 76,660   37,508
                                                     --------   ------
  Adjustments to reconcile net income (loss)
    to cash provided by operating activities:
      Depreciation                                     40,638   39,308
  Changes in assets and liabilities:
    Decrease in accounts receivable                     2,057    3,622
    Decrease in inventory                               5,301    2,428
    (Increase) in prepaid expenses                     (1,425)  (2,671)
    (Decrease) in accounts payable                     (1,903)  (1,664)
    Increase (decrease) in accrued expenses            (7,527)   5,493
                                                     --------   ------

          Total adjustments                            37,141   46,516
                                                     --------   ------

          Net cash provided by operating
            activities                                113,801   84,024
                                                     --------   ------


Cash Flows from Investing Activities:
    Purchase of property, plant and equipment         (36,420)  (3,661)
                                                     --------   ------

          Net cash (used) by investing activties      (36,420)  (3,661)
                                                     --------   ------


The accompanying notes are an integral part of these financial statements.

                                                           1998       1997
                                                        ----------  --------

Cash Flows from Financing Activities:
  Shareholder distribution                                (47,000)  (10,000)
  Proceeds from short-term debt                            10,000    10,000
  Repayments of short-term debt                            (5,000)  (45,126)
  Repayment of long-term debt                             (37,169)  (27,390)
                                                         --------   -------

          Net cash (used) by financing activities         (79,169)  (72,516)
                                                         --------   -------


Net increase (decrease) in cash and cash equivalents       (1,788)    7,847

Cash and cash equivalents at beginning of year             10,560     2,713
                                                         --------   -------

Cash and cash equivalents at end of year                 $  8,772    10,560
                                                         ========   =======


Supplemental Disclosures of Cash Flow Information:

  Cash paid during the year for:
    Interest                                             $ 60,766    69,181
                                                         ========   =======

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Nature of Operations
     --------------------

     The accompanying combined financial statements include the accounts of 50's Classic Car Wash and CRCD, Inc. These Companies are related through common ownership and management. Management believes that the presentation of combined financial statements for the Companies is appropriate based upon the agreement to sell substantially all of the Companies assets as discussed in Note 6. All significant intercompany balances and transactions have been eliminated in combination.

     50's Classic Car Wash owns and operates a car wash in Lubbock, Texas and CRCD, Inc. owns land, buildings and equipment which is leased to 50's Classic Car Wash. The car wash provides a range of services which include full service car wash, gasoline sales and a custom detail shop.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents for purposes of the statement of cash flows are as follows:

                                    1998     1997
                                   -------  ------
       Cash in bank and on hand     $8,772  10,560
                                    ======  ======


     Inventories
     -----------

     Inventories consist of fuel, soap, car wash chemicals and merchandise. Fuel is stated at lower cost (first in - first out) or market. All other inventory is stated at an estimated value based on sales. Inventories by major categories are as follows:



                                                                       continued

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                     Notes to Combined Financial Statements



                                       1998     1997
                                      -------  ------
       Gasoline                        $4,358   8,531
       Concessions                        471     300
       Merchandise                        950   2,080
       Soap and car wash chemicals      2,025   2,194
                                       ------  ------
                                       $7,804  13,105
                                       ======  ======


     Property, Plant and Equipment and Related Depreciation
     ------------------------------------------------------

     Plant and equipment are stated at cost less accumulated depreciation. The straight-line method is used to calculate depreciation with the estimated useful lives as follows:

          Buildings                                           40 years
          Furniture, fixtures and equipment              10 - 15 years

     A summary of property, plant and equipment follows:

                                              1998      1997
                                            ---------  -------
       Buildings                             $180,857  171,330
       Furniture, fixtures and equipment      562,088  535,195
                                             --------  -------
                                             $742,945  706,525
                                             ========  =======


     Maintenance, repairs and minor renewals are charged to operations during the year incurred. Major renewals and betterments are charged to the property accounts. Upon the sale or retirement of property, plant and equipment, the cost thereof and the accumulated depreciation are removed from the accounts. Gains or losses on the sale or retirement of property, plant and equipment are credited or charged to operations.

     Common Stock and Equity
     -----------------------

     Each of the Companies has 1,000,000 shares of common stock authorized with a par value of $1 per share and carries voting rights of one vote per share. At December 31, 1998 and 1997 the shares issued and outstanding are as follows:

                                                 1998          1997
                                 ------------------------------------
                                 # shares   Value   # shares   Value
                                 --------  -------  --------  -------
        50's Classic Car Wash       1,000   $1,000     1,000   $1,000
        CRCD, Inc.                  1,000    1,000     1,000    1,000
                                    -----   ------     -----   ------
                                    2,000   $2,000     2,000   $2,000
                                    =====   ======     =====   ======



                                                                       continued

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                     Notes to Combined Financial Statements


(2)  Accounts Receivable
     -------------------

     Accounts receivable are stated at estimated net realized value. 50's Classic Car Wash extends credit to various businesses in the Lubbock area and accounts receivable related to this were $2,728 and $4,785 at December 31, 1998 and 1997, respectively.

     The Companies sell fuel to customers utilizing cash and credit card transactions. The Companies purchase substantially all of their fuel from Benton Oil Company, a petroleum marketer. The Companies also process all credit card transactions through Benton Oil Company. The credit card receipts are netted against fuel purchases at the end of each period creating either a receivable or payable on the Companies accounts.

(3)    Notes Payable
       -------------

     A schedule of notes payable is as follows:

                                                     1998      1997
                                                   ---------  -------
First National Bank of Abilene for
CRCD, Inc.  Note has an interest rate
of 8.75% and is collateralized by
equipment and inventory.  Due in
monthly payments of $7,900 for
principal and interest through
June 2008.                                          $621,936  659,105

First National Bank of Abilene for
50's Classic Car Wash readvancing line
of credit.  Interest is charged at 8.75%
and is payable monthly.  Line of credit
is collateralized by equipment and
inventory.                                             5,000        -
                                                    --------  -------

                                                     626,936  659,105

              Less current portion                    43,050   39,456
                                                    --------  -------

                                                    $583,886  619,649
                                                    ========  =======


                                                                       continued

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                     Notes to Combined Financial Statements


     The aggregate contractual maturities of long-term debt for the five subsequent years ending December 31, 2003 are as follows:


                       2000            $ 46,972
                       2001              51,252
                       2002              55,920
                       2003              61,014
               2004 and thereafter      368,728
                                       --------

                                       $583,886
                                       ========


(4)  Federal income taxes
     --------------------

     The Companies are taxed as S Corporations under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the corporation flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Companies will have no tax liability (with limited exceptions) as long as the S Corporation election is in effect.

(5)  Commitments
     -----------

     On August 25, 1999, Joe Crawford, Ron Clark, Robert Duggan, Jr. and First National Bank as trustee of the Wayne B. Ramsey, Jr. and Mira Marie Ramsey Family Trust entered into an agreement to sell all of the outstanding stock of the Companies' assets to Mace Security International, Inc. for $819,369 of Mace Security stock.

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                            Combined Balance Sheets
                             June 30, 1999 and 1998
                                  (Unaudited)


                                     Assets
                                     ------


                                                             1999               1998
                                                       -----------------  -----------------
Current assets:
  Cash and cash equivalents                                     $ 11,194             32,919
  Accounts receivable                                              1,755              4,193
  Prepaid expenses                                                     -                849
  Inventories                                                     11,717             12,427
                                                                --------            -------

                                                                  24,666             50,388
                                                                --------            -------

Property, plant and equipment:
  Plant and equipment                                            742,945            716,637
  Less:  accumulated depreciation                                160,121            118,183
                                                                --------            -------

                                                                 582,824            598,454

  Land                                                            95,000             95,000
                                                                --------            -------

                                                                 677,824            693,454
                                                                --------            -------

Other assets:
  Deposits                                                            50                 50
                                                                --------            -------

                                                                $702,540            743,892
                                                                ========            =======

                      Liabilities, Common Stock and Equity
                      ------------------------------------


                                                             1999               1998
                                                       -----------------  ----------------
Current liabilities:
  Accounts payable                                             $ 16,955              3,982
  Current maturities of notes payable                            41,214             37,773
  Accrued expenses                                               15,378             17,745
                                                               --------            -------

                                                                 73,547             59,500
                                                               --------            -------

Long-term liabilities:
  Notes payable                                                 567,124            601,751
                                                               --------            -------

                                                                640,671            661,251
                                                               --------            -------

Stockholders' Equity:
  Common Stock                                                    2,000              2,000
  Additional paid-in capital                                     78,000             78,000
  Retained earnings (deficit)                                   (18,131)             2,641
                                                               --------            -------

                                                                 61,869             82,641
                                                               --------            -------



                                                               $702,540            743,892
                                                               ========            =======

                             50'S CLASSIC CAR WASH
                                AND CRCD, INC.

                         Combined Statements of Income

                    Six months ended June 30, 1999 and 1998
                                  (Unaudited)


                                                             1999               1998
                                                       -----------------  -----------------

Operating revenues:
  Car wash and detail                                          $359,931            370,833
  Other services
    Fuel                                                         24,369             28,244
    Merchandise                                                  12,610             12,603
                                                               --------            -------

                                                                396,910            411,680
                                                               --------            -------

Cost of sales:
  Car wash and detail                                           183,247            172,620
  Other services
    Fuel                                                         21,421             25,738
    Merchandise                                                   6,797              6,825
                                                               --------            -------

                                                                211,465            205,183
                                                               --------            -------

                                                                185,445            206,497
                                                               --------            -------

Operating expense:
  Depreciation                                                   21,272             19,972
  Sales, general and administrative                             123,751            101,064
                                                               --------            -------

                                                                145,023            121,036
                                                               --------            -------

          Operating income                                       40,422             85,461
                                                               --------            -------

Other revenue and (expense):
  Interest expense                                              (27,028)           (31,018)
  Other income                                                    3,165              4,490
                                                               --------            -------

                                                                (23,863)           (26,528)
                                                               --------            -------

          Net income                                           $ 16,559             58,933
                                                               ========            =======

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

             Combined Statements of Changes in Stockholders' Equity

                    Six months ended June 30, 1999 and 1998
                                  (Unaudited)



                                                 Additional     Retained
                                    Common        Paid-in       Earnings
                                    Stock         Capital       (Deficit)        Total
                                --------------  ------------  -------------  --------------

Balance at January 1, 1998              $2,000        78,000       (26,292)         53,708

  Net income                                 -             -        58,933          58,933

  Distribution                               -             -       (30,000)        (30,000)
                                        ------        ------       -------         -------

Balance at June 30, 1998                 2,000        78,000         2,641          82,641
                                        ======        ======       =======         =======

Balance at January 1, 1999              $2,000        78,000         3,368          83,368

  Net income                                 -             -        16,559          16,559

  Distribution                               -             -       (38,058)        (38,058)
                                        ------        ------       -------         -------

Balance at June 30, 1999                $2,000        78,000       (18,131)         61,869
                                        ======        ======       =======         =======

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                       Combined Statements of Cash Flows

                    Six months ended June 30, 1999 and 1998
                                  (Unaudited)


                                                                1999               1998
                                                          -----------------  ----------------

Cash Flows from Operating Activities:
  Net income                                                       $16,559            58,933
                                                                   -------           -------
  Adjustments to reconcile net income to cash
    provided by operating activities:
      Depreciation                                                  21,272            19,972
  Changes in assets and liabilities:
    Decrease in accounts receivable                                    973               592
    (Increase) decrease in inventory                                (3,913)              678
    Decrease in prepaid expenses                                     7,599             5,325
    Increase (decrease) in accounts payable                         10,909            (3,967)
    Increase in accrued expenses                                     5,679               519
                                                                   -------           -------

          Total adjustments                                         42,519            23,119
                                                                   -------           -------

          Net cash provided by operating
            activities                                              59,078            82,052
                                                                   -------           -------


Cash Flows from Investing Activities:
    Purchase of property, plant and equipment                            -           (10,112)
                                                                   -------           -------

          Net cash (used) by investing activties                         -           (10,112)
                                                                   -------           -------

                                                                1999               1998
                                                          -----------------  ----------------

Cash Flows from Financing Activities:
  Shareholder distribution                                         (38,058)          (30,000)
  Repayments of short-term debt                                     (5,000)                -
  Repayment of long-term debt                                      (13,598)          (19,581)
                                                                  --------           -------

          Net cash (used) by financing activities                  (56,656)          (49,581)


Net increase in cash and cash equivalents                            2,422            22,359

Cash and cash equivalents at beginning of year                       8,772            10,560
                                                                  --------           -------

Cash and cash equivalents at end of period                        $ 11,194            32,919
                                                                  ========           =======


Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
    Interest                                                      $ 27,355            30,849
                                                                  ========           =======


                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                     Notes to Combined Financial Statements

                             June 30, 1999 and 1998


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Nature of Operations
     --------------------

     The accompanying combined financial statements include the accounts of 50's Classic Car Wash and CRCD, Inc. These Companies are related through common ownership and management. Management believes that the presentation of combined financial statements for the Companies is appropriate based upon the agreement to sell substantially all of the Companies assets as discussed in Note 6. All significant intercompany balances and transactions have been eliminated in combination.

     50's Classic Car Wash owns and operates a car wash in Lubbock, Texas and CRCD, Inc. owns land, buildings and equipment which is leased to 50's Classic Car Wash. The car wash provides a range of services which include full service car wash, gasoline sales and a custom detail shop.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents for purposes of the statement of cash flows are as follows:

                                     1999     1998
                                   --------  ------
       Cash in bank and on hand     $11,194  32,919
                                    =======  ======


     Inventories
     -----------

     Inventories consist of fuel, soap, car wash chemicals and merchandise. Fuel is stated at lower cost (first in - first out) or market. All other inventory is stated at an estimated value based on sales. Inventories by major categories are as follows:



                                                                       continued

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                     Notes to Combined Financial Statements



                                        1999     1998
                                      --------  ------
       Gasoline                        $ 6,923   6,198
       Concessions                       1,406   1,068
       Merchandise                          55   1,982
       Soap and car wash chemicals       3,333   3,179
                                       -------  ------
                                       $11,717  12,427
                                       =======  ======


     Property, Plant and Equipment and Related Depreciation
     ------------------------------------------------------

     Plant and equipment are stated at cost less accumulated depreciation. The straight-line method is used to calculate depreciation with the estimated useful lives as follows:

          Buildings                                           40 years
          Furniture, fixtures and equipment              10 - 15 years

     A summary of property, plant and equipment follows:

                                              1999      1998
                                            ---------  -------
       Buildings                             $180,857  171,330
       Furniture, fixtures and equipment      562,088  545,307
                                             --------  -------
                                             $742,945  716,637
                                             ========  =======


     Maintenance, repairs and minor renewals are charged to operations during the year incurred. Major renewals and betterments are charged to the property accounts. Upon the sale or retirement of property, plant and equipment, the cost thereof and the accumulated depreciation are removed from the accounts. Gains or losses on the sale or retirement of property, plant and equipment are credited or charged to operations.

     Common Stock and Equity
     -----------------------

     Each of the Companies has 1,000,000 shares of common stock authorized with a par value of $1 per share and carries voting rights of one vote per share. At June 30, 1999 and 1998 the shares issued and outstanding are as follows:

                                                 1999          1998
                                 ------------------------------------
                                 # shares   Value   # shares   Value
                                 --------  -------  --------  -------
        50's Classic Car Wash       1,000   $1,000     1,000   $1,000
        CRCD, Inc.                  1,000    1,000     1,000    1,000
                                    -----   ------     -----   ------
                                    2,000   $2,000     2,000   $2,000
                                    =====   ======     =====   ======


                                                                       continued

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                     Notes to Combined Financial Statements


(2)  Accounts Receivable
     -------------------

     Accounts receivable are stated at estimated net realized value. 50's Classic Car Wash extends credit to various businesses in the Lubbock area and accounts receivable related to this were $1,755 and $4,193 at June 30, 1999 and 1998, respectively.

     The Companies sell fuel to customers utilizing cash and credit card transactions. The Companies purchase substantially all of their fuel from Benton Oil Company, a petroleum marketer. The Companies also process all credit card transactions through Benton Oil Company. The credit card receipts are netted against fuel purchases at the end of each period creating either a receivable or payable on the Companies accounts.

(3)    Notes Payable
       -------------

     A schedule of notes payable at June 30, 1999 and 1998 is as follows:

                                           1999      1998
                                         ---------  -------
First National Bank of Abilene for
CRCD, Inc.  Note has an interest rate
of 8.75% and is collateralized by
equipment and inventory.  Due in
monthly payments of $7,900 for
principal and interest through
June 2008.                                $608,338  639,524

              Less current portion          41,214   37,773
                                          --------  -------

                                          $567,124  601,751
                                          ========  =======


     The aggregate contractual maturities of long-term debt for the five subsequent years ending June 30, 2004 are as follows:

                       2001            $ 49,065
                       2002              53,535
                       2003              58,412
                       2004              63,733
               2005 and thereafter      342,379
                                       --------

                                       $567,124
                                       ========



                                                                       continued

                             50'S CLASSIC CAR WASH
                                 AND CRCD, INC.

                     Notes to Combined Financial Statements


(4)  Federal income taxes
     --------------------

     The Companies are taxed as S Corporations under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the corporation flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Companies will have no tax liability (with limited exceptions) as long as the S Corporation election is in effect.

(5)  Commitments
     -----------

     On August 25, 1999, Joe Crawford, Ron Clark, Robert Duggan, Jr. and First National Bank as trustee of the Wayne B. Ramsey, Jr. and Mira Marie Ramsey Family Trust entered into an agreement to sell all of the stock of the Companies to Mace Securities International, Inc. for $819,369 of Mace Securities Stock.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million; (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000; (iii) the acquisition of the stock of American Wash Services, Inc. ("AWS") from Louis D. Paolino, Jr. and Red Mountain Holdings, Ltd. for total consideration of approximately $8,153,000; (iv) the acquisition of substantially all of the assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") for total consideration of approximately $3,744,000; (v) the acquisition of the stock of Innovative Control Systems, Inc. ("ICS") for total consideration of approximately $5 million; and (vi) the acquisition of the stock of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. (collectively "50's Classic") for total consideration of approximately $820,000. The ICS and 50's Classic business combinations were accounted for using the pooling of interests method, and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for this business combination.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the three years in the period then ended and the historical financial statements of 50's Classic appearing elsewhere in this filing.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
            (Dollars in thousands, except shares and per share data)


                                                  Colonial Full
                               Mace Security       Service Car         Genie
                              International, Inc.   Wash, Inc.        Car Wash
                              ------------------   -----------      ------------

Net sales ....................  $      2,404      $     10,697      $      6,553
Cost of sales ................         1,230             9,248             4,708



Selling, general and
 administrative ..............         1,719               955             1,914

                                ------------      ------------      ------------

     Operating (loss) income .          (545)              494               (69)

Other income (expense):
     Interest income .........           137              --                   5
     Interest expense, net ...           (95)             (528)             --
     Other income ............           221                53                 6
                                ------------      ------------      ------------

(Loss) income from operations
 before income tax expense ...          (282)               19               (58)
Income tax expense ...........            (4)              (19)             --
                                ------------      ------------      ------------

Net (loss) income ............  $       (286)     $       --        $        (58)
                                ============      ============      ============

Net (loss) income per common
  share:                        $      (0.04)
                                ============

Weighted average number of
     common shares outstanding     6,987,127
                               =============




                                  American    Stephen Bulboff  Innovative  50's Car Wash of
                                   Wash       and Stephen B.    Control     Lubbock, Inc.   Pro Forma       Pro Forma
                               Services,Inc.  Properties, Inc. Systems, Inc.  and CRCD, Inc. Adjustments     Consolidated
                                 ------------ -------------  -------------  -------------  ------------     -----------

Net sales ....................  $        645   $      1,288   $      2,029   $        780   $       --        $     24,396
Cost of sales ................           453            603          1,206            437           (297) (1)       17,576

                                                                                                     79   (2)

                                                                                                     (32) (7)

                                                                                                     (59) (8)
Selling, general and
 administrative ..............           126            297            944            210           (569) (4)         5,236

                                                                                                    (360) (5)
                                ------------   ------------   ------------   ------------   ------------      ------------

     Operating (loss) income .            66            388           (121)           133          1,238             1,584

Other income (expense):
     Interest income .........          --             --             --             --             --                 142
     Interest expense, net ...          --             (211)           (30)           (61)          (380) (6)       (1,305)
     Other income ............          --             --             --                5           --                 285
                                ------------   ------------   ------------   ------------   ------------      ------------

(Loss) income from operations
 before income tax expense ...            66            177           (151)            77            858               706
Income tax expense ...........           (16)          --             --             --             --                 (39)
                                ------------   ------------   ------------   ------------   ------------      ------------

Net (loss) income ............  $         50   $        177   $       (151)  $         77   $        858      $        667
                                ============   ============   ============   ============   ============      ============

Net (loss) income per common
  share:                                                                                                      $       0.06
                                                                                                               ============

Weighted average number of
     common shares outstanding                                                                                  11,155,220 (3)
                                                                                                               ============


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1999
            (Dollars in thousands, except shares and per share data)


                                                     Mace Security   Colonial Full                     American
                                                     International,   Service Car         Genie          Wash
                                                          Inc.         Wash, Inc.        Car Wash     Services, Inc
                                                     ---------------  ------------      ------------   ------------
Net sales .........................................  $      4,087    $     4,050      $      2,748   $      1,143
Cost of sales .....................................         2,516          3,239             2,004            713



Selling, general and
  administrative ..................................         1,569            741               870            430

Restructuring and change
 in control charges ...............................         1,519           --                --             --
                                                     ------------   ------------      ------------   ------------

       Operating (loss) income ....................        (1,517)            70              (126)          --

Other income (expense):
    Interest expense, net .........................           (27)          (191)                1           --
    Other income (expense) ........................           (16)            23                 5           --
                                                     ------------   ------------      ------------   ------------

(Loss) income
    before income tax expense .....................        (1,560)           (98)             (120)          --
Income tax expense (benefit) ......................          (350)          --                --             --
                                                     ------------   ------------      ------------   ------------

Net (loss) income .................................  $     (1,210)  $        (98)     $       (120)  $       --
                                                     ============   ============      ============   ============

Net loss per common share..........................  $      (0.16)

                                                     =============
Weighted average number of
    common shares outstanding .....................     7,454,292
                                                     =============


                                                   Stephen Bulboff
                                                    and Stephen B.   Innovative    50's Car Wash of
                                                     Properties,      Control       Lubbock, Inc.    Pro Forma       Pro Forma
                                                        Inc.         Systems, Inc.  and CRCD, Inc.   Adjustments     Consolidated
                                                    -------------   ------------   --------------    ------------    ------------

Net sales ......................................... $        799   $      1,613   $        397   $       --        $     14,837
Cost of sales .....................................          409            970            233           (119)(1)         9,920

                                                                                                           48(2)

                                                                                                          (62)(7)

                                                                                                          (31)(8)
Selling, general and
  administrative ..................................          217            521            124           (232)(4)         4,045

                                                                                                         (195)(5)
Restructuring and change
 in control charges ...............................         --             --             --                              1,519
                                                    ------------   ------------   ------------   ------------      ------------

       Operating (loss) income ....................          173            122             40            591              (647)

Other income (expense):
    Interest expense, net .........................         (157)           (21)           (27)          (144)(6)          (566)
    Other income (expense) ........................         --              (13)             4           --                   3
                                                    ------------   ------------   ------------   ------------      ------------

(Loss) income
    before income tax expense .....................           16             88             17            447            (1,210)
Income tax expense (benefit) ......................         --             --             --             --                (350)
                                                    ------------   ------------   ------------   ------------      ------------

Net (loss) income ................................. $         16   $         88   $         17   $        447      $       (860)
                                                    ============   ============   ============   ============      ============

Net loss per common share..........................                                                                $      (0.08)
                                                                                                                   ============
Weighted average number of
    common shares outstanding .....................                                                                  10,587,849(3)
                                                                                                                   ============

Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000, 533,333, 628,362, 1,060,000, 603,721 and 91,677 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS and 50's Classic were assumed to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1998, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1998, net of historical depreciation and amortization expense of Bulboff.

The Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1999 has been adjusted to reflect the following:


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(3) For purpose of determining pro forma earnings per share, the weighted effect of the issuance of 1,251,000, 533,333, 628,362, 1,060,000, 603,721 and 91,677 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS and 50's Classic were assumed to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $232,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $195,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $144,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1999, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1999, net of historical depreciation and amortization expense of Bulboff.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of June 30, 1999
                            (Dollars in thousands)

                                                            American         Stephen Bulboff     Innovative    50's Car Wash of
                                      Mace Security           Wash             and Stephen B.      Control     Lubbock, Inc. and
                                      International, Inc.  Services, Inc.     Properties, Inc.   Systems, Inc.   CRCO, Inc.
                                     ------------------   -------------      ---------------    ------------  ------------------


ASSETS


Current assets:
  Cash and cash equivalents                 $  6,061              $ 70              $ 48            $      33              $ 11
  Accounts receivable, net                     1,099                 2                 -                  281                 2
  Inventories                                  1,790                36                15                  401                12
  Deferred income taxes                          714                 -                 -                    -                 -
  Prepaid expenses and other                     811               113               104                   69                 -
                                            --------             -----            ------              -------             -----
        Total current assets                  10,475               221               167                  784                25

  Net assets of discontinued operations          245                 -                 -                    -                 -
  Property and equipment, net                 21,247             3,888             1,132                   81               678

  Intangibles, net                            5,457                  -                 -                  126                 -

  Other assets                                1,770              1,424                 -                    -                 -
                                           --------            -------           -------                -----             -----
        Total Assets                       $ 39,194           $  5,533           $ 1,299                $ 991            $ 703
                                           ========            =======           =======                =====            =====
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                          $ 1,243             $ 376              $  60                 $ 326            $ 17
  Accrued expenses                            2,325               129                 11                   401              15
  Current portion of long term debt          10,066               161              2,140                   732              41
                                           --------           -------           --------               -------           ------
  Total current liabilities                  13,634               666              2,211                 1,459              73
Deferred income taxes                         1,412                16                 -                      -               -

Long term debt, less current portion            939                 -                 -                     27             567
Other long term liabilities                                         -                 -                      -               -
                                           --------           -------           -------                 ------         -------
        Total liabilities                    15,985               682             2,211                  1,486             640

Commitments and contingencies

Stockholders' equity:
        Common stock                             96                 -               12                       -               2

        Additional paid-in capital           28,549             4,800                -                     770              78

     Treasury stock                             (52)                -                 -                      -               -
     (Accumulated deficit) retained earnings (5,384)               51              (924)                (1,265)            (17)
                                             ------           -------           -------                  -----           -----
             Total stockholders' equity      23,209             4,851              (912)                  (495)             63
                                             ------           -------           -------                  -----           -----

             Total liabilities and
                    stockholders' equity   $ 39,194           $ 5,533           $ 1,299                  $ 991           $ 703
                                           ========           =======           =======                  =====           =====


                                                Pro Forma        Pro Forma
                                               Adjustments     Consolidated
                                              ------------     ------------
ASSETS


Current assets:
       Cash and cash equivalents                $ (4,688) (1)   $ 1,535
       Accounts receivable, net                                   1,384
       Inventories                                                2,254
       Deferred income taxes                                        714
       Prepaid expenses and other                                 1,097
                                                ---------       --------
             Total current assets                 (4,688)         6,984
       Net assets of discontinued operations
       Property and equipment, net                 2,312  (1)       245
                                                   2,527  (2)    31,865
       Intangibles, net                              991  (1)     6,574
       Other assets                                    -          3,194
                                               ---------       --------
             Total Assets                        $ 1,142       $ 48,862
                                               =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
       Accounts payable                           $    -        $ 2,022
       Accrued expenses                                -          2,881
       Current portion of long term debt            (240) (2)    12,900
                                               ---------       --------
       Total current liabilities                    (240)        17,803

Deferred income taxes                                             1,428
Long term debt, less current portion                              1,533
Other long term liabilities                        2,114  (1)     2,114
                                               ---------       --------
             Total liabilities                     2,114         22,878

Commitments and contingencies

Stockholders' equity:
             Common stock                              6  (1)       115
                                                      (1) (2)
       Additional paid-in capital                 (3,454) (1)    32,587
                                                   1,844  (2)
       Treasury stock                                  -            (52)
       (Accumulated deficit) retained earnings       (51) (1)    (6,666)

             Total stockholders' equity              924  (2)
                                               ---------       --------
             Total liabilities and                  (732)        25,984
                                               ---------       --------
                    stockholders' equity          $1,142        $48,862
                                               =========        =======

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999 has been adjusted to reflect the following:

(1) On March 26, 1999, the Company entered into a merger agreement for the pending acquisitions of all the outstanding stock of American Wash Services, Inc. for total cash consideration to be paid by Mace Security International, Inc. of $4,688,000 and the issuance of 628,362 unregistered shares of Mace common stock. Additionally, Mace will issue to certain of new management assignable warrants to purchase 1,570,000 shares of common stock at a purchase price of $1.375 per share and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $2.50 per share. The terms of the warrants are more fully described in the Merger Agreement. The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the merger agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:


Property and equipment.................................................       $7,191,000

Current assets acquired................................................          221,000

Other assets acquired..................................................        1,424,000

Other liabilities......................................................         (682,000)
                                                                              ----------

                                                                              $8,154,000
                                                                              ==========

(2) On July 1, 1999, the Company, through a wholly owned subsidiary, acquired all of the car wash related assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 8, 1999 for an aggregate purchase price of 1,060,000 unregistered shares of the Company's common stock, par value $.01 per share plus cash of $1,900,000 from working capital.
     Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating 10 full service car washes in Pennsylvania, Delaware and New Jersey. The acquisition is anticipated to be accounted for using the "purchase" method of accounting. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:


Property and equipment..................................................................     $3,659,000

Current assets acquired.................................................................        167,000

Other liabilities.......................................................................        (82,000)
                                                                                             ----------

                                                                                             $3,744,000
                                                                                             ==========


                                 EXHIBIT INDEX


Exhibit      Description
             -----------
No.
---

23.1   Consent of D. Williams & Co., P.C.